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THESE SECURITIES (INCLUDING ANY UNDERLYING  SECURITIES) HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ISSUE DATE:  MAY 28, 1999                    PRINCIPAL AMOUNT:   $2,000,000.00




                     EASTBROKERS INTERNATIONAL INCORPORATED


                            5% CONVERTIBLE DEBENTURE

No: A-1

1. CONSIDERATION. FOR VALUE RECEIVED, EASTBROKERS INTERNATIONAL INCORPORATED (the "Company"), a Delaware corporation, hereby promises to pay to the order of Punta Investors LLC, or its registered assigns (hereinafter, the "Registered Holder"), TWO MILLION DOLLARS ($2,000,000.00), in lawful money of the United States on May 28, 2002 (the "Maturity Date"), with interest thereon from the date of this Debenture in like money at the rate of five percent (5%) per annum on the unpaid balance of this Debenture until paid. Principal payments shall be reduced by that portion of the principal amount of the Debenture that has been converted into the Company's common stock, par value $.05 per share (the "Common Stock"), pursuant to Section 4 or redeemed pursuant to Section 6.

2. PAYMENT; NO PAYMENT. Principal and interest shall be payable at the most recent address as the Registered Holder shall have designated to the Company in writing. No payment of the principal of the Debenture may be made prior to the Maturity Date by the Company without the consent of the Registered Holder, except as otherwise provided herein. At the Company's option, any interest payment required to be paid on this Debenture may be made in the form of Common Stock, with the number of shares of such Common Stock to be payable in lieu of such interest payments to be determined in accordance with the provisions of Section 4, as if such interest payment were a portion of the principal amount of the Debenture to be converted into Common Stock.

3. ISSUANCE OF DEBENTURES. This Debenture has been issued by the Company pursuant to the authorization of the Board of Directors of the Company (the "Board") and issued pursuant to a Securities Purchase Agreement, dated as of May 28, 1999, by and between the Company and the Purchaser identified therein (the "Securities Purchase Agreement). Pursuant to the Securities Purchase Agreement, the Company issued units (the "Units"), each Unit consisting of $100,000 principal amount of the Debentures and 2,000 five-year non-redeemable warrants (the "Warrants") to purchase Common Stock. Pursuant to the Securities Purchase

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         Agreement,  up to $2,000,000 aggregate  principal  amount of Debentures may be issued. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Debentures. A copy of the Securities Purchase Agreement may be obtained by any Registered Holder of the Debentures from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement. The Debentures, together with any debentures from time to time issued in replacement thereof, whether pursuant to transfer and assignment, partial conversion thereof or otherwise, are collectively referred to herein as the "Debentures."

4. CONVERSION PRICE. (a) At the option of the Registered Holder hereof, all or any part of the unpaid principal amount of this Debenture may, upon execution of the Notice of Conversion attached hereto and the surrender of this Debenture to the Company for conversion in accordance with Section 5(b) of the Securities Purchase Agreement, be convertible into fully-paid, nonassessable shares of Common Stock, at a conversion price (the "Conversion Price") equal to the lesser of (i) ($5.50) or
         (ii) ninety percent (90%) of the average of the three (3) lowest Closing Bid Prices of the Common Stock for the twenty (20) trading days ending five (5) days prior to the date of the delivery of the Notice of Conversion (the "Applicable Conversion Price"). If, during any period following the issuance of this Debenture, as a result of the occurrence of any of the events set forth in Section 3(e) or 3(f) of the Registration Rights Agreement, dated as of May 28, 1999, by and between the Company and the Registered Holder (the "Registration Rights Agreement"), the Registered Holder is not able to sell shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, this Debenture pursuant to a registration statement filed pursuant to such agreement, the Registered Holder shall have the right, for any purpose under this Debenture during such period and thereafter, to designate as the Applicable Conversion Price any Conversion Price that would have been applicable during such period had the Registered Holder delivered a Notice of Conversion with respect to any portion of this Debenture. "Conversion Date" shall have the meaning given such term in
         Section 5(b) of the Securities Purchase Agreement.

             (b) For purposes of this Debenture, the term "Closing Bid Price" means for the Common Stock, as of any date, (i) the closing bid price on the principal securities exchange or trading market where the Company's Common Stock is listed or traded, as reported by Bloomberg, L.P. ("Bloomberg") or The Wall Street Journal (the "Journal") (or, if not so reported, as otherwise reported by The Nasdaq Smallcap Market) or, (ii) if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or the Journal, or, if no closing bid price is reported for the Common Stock by Bloomberg or the Journal, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock cannot be calculated on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Registered Holder for which the calculation of the Closing Bid Price is required in order to

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         determine  the  Conversion  Price.  "Trading day" shall mean any day on which the Company's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               (c) If the Registered Holder does not exercise its right to convert the Debenture into shares of Common Stock of the Company during the conversion period, the Debenture will continue to accrue interest at the rate of five percent (5%) per annum on the unpaid balance of the Debenture until the Maturity Date, subject to the provisions of Section 2 above and Section 6 below. All accrued interest payable on this Debenture for which conversion has been requested shall be payable on the Conversion Date in shares of Common Stock at the Conversion Price.

5. CONVERSION AND DELIVERY. Subject to the limitations set forth below and in Section 6, Notice of Conversion may be given at any time after the date hereof. The Company shall convert this Debenture pursuant to such Notice of Conversion into shares of Common Stock in accordance herewith and Section 5 of the Securities Purchase Agreement.

         No fractional shares of Common Stock shall be issued upon conversion of this Debenture. The Registered Holder expressly waives his rights to receive a certificate for any fractional shares. If less than all of the unpaid principal amount evidenced by this Debenture shall be converted, the Company will, upon such exercise of the conversion privilege, execute and deliver to the Registered Holder hereof a new Debenture (dated the date hereof) evidencing the remaining amount of principal then outstanding.

6. REDEMPTION BY COMPANY. (a) If while this Debenture is outstanding there shall occur a Change in Control of the Company (as defined below), then, at the option of the Registered Holder, the Company shall, on the effective date of and subject to the consummation of such Change in Control, redeem this Debenture for cash from the Registered Holder at a redemption price equal to 125% of the aggregate principal and accrued interest outstanding under this Debenture. Nothing in this subsection shall limit the Registered Holder's right to convert this Debenture on or prior to such Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred if (A) any person or group (as defined for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended) (excluding persons who on the date hereof are beneficial owners of shares of the Company's voting stock and affiliates of such persons) shall have become the beneficial owner or owners of more than 50% of the outstanding voting stock of the Company; provided, that beneficial ownership of preferred stock or any convertible security shall not be given effect toward counting a person's or group's beneficial ownership; (B) there shall have occurred a merger or consolidation in which the Company or an affiliate of the Company is not the survivor or in which holders of the Common Stock of the Company shall have become entitled to receive cash, securities of the Company other than voting common stock or securities of any other person; (C) at any time persons constituting the Existing Board of Directors cease for any reason whatsoever to constitute at least a majority of the members of the Board of Directors of the Company; or (D) there shall have occurred a sale of all or substantially all the assets of the Company. For purposes hereof, the term "Existing Board of Directors" shall mean the persons constituting the Board of Directors of the Company on the date hereof,

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

         together with each new director whose election, or nomination for election by the Company's stockholders is approved by a vote of the majority of the members of the Existing Board of Directors who are in office immediately prior to the election or nomination of such director.

               (b)  If prior to the time the stockholders of  the  Company shall have approved the transactions contemplated by the Securities Purchase Agreement as provided in clause (B) below, the number of shares of Common Stock issued (i) upon conversion of the Debentures and (ii) in lieu of interest payments on the Debentures (collectively, the "Conversion Shares"), shall equal 19.9% of the number of the shares of capital stock outstanding on the Closing Date (a "Redemption Event"), the Company shall have the option to (A) redeem the outstanding principal amount of this Debenture at the redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued interest on this Debenture, if any, or (B) call a special meeting of its stockholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Debentures on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of Nasdaq (including Rule 4460 of Nasdaq's Non-Qualitative Designation Criteria on the occurrence of a Redemption Event; such approvals are referred to herein as the "Required Approvals"). The Company shall determine within five (5) business days following the occurrence of any Redemption Event which of such actions it shall take, and shall promptly furnish notice to the Purchaser as to such determination, including, if applicable, a notice of redemption.

               (c)  If  the  Company  elects  to  call a special  meeting of its
         stockholders   pursuant  to  Section   6(d)  to   obtain  the  Required
         Approvals, the Company shall obtain such Required Approvals within thirty (30) days of the distribution of the notice described in such Section (such thirty (30) day period is referred to herein as an "Approval Period"). If such approval is not obtained within the Approval Period, this Debenture shall be redeemed on the first business day following the Approval Period at the redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued interest on the Debenture.

               (d) If the Company fails to have a registration statement effective within 150 days of the date of the Stock Purchase Agreement, the Company shall redeem these Debentures at a redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued and unpaid interest thereon.

               (e) If the Company elects to redeem the Debentures pursuant to any of the terms or conditions set forth in this Section 6, the Company shall remit the redemption price to the Registered Holder thereof immediately upon such redemption.

7.       COVENANTS.

               (a) The Company will pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property and any part thereof, and upon its income for profits, and any part thereof, before

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         the same shall become delinquent; and will  duly  observe, and  conform to, all lawful requirements of any governmental authority relative to any of its property, and all covenants, terms and conditions upon or under which any of its property is held; provided that nothing in this Section shall require the Company to observe or conform to any requirement of governmental authority or to pay any such tax, assessment or governmental charges so long as the validity thereof shall be contested in good faith.

               (b) Subject to the other provisions of this Debenture, the Company at all times will maintain its corporate existence and right to carry on its business and will duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises; PROVIDED, HOWEVER, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises which, in the judgment of the Board, can no longer be profitably exercised, nor to prevent the consolidation, merger or liquidation of any subsidiary or subsidiaries of the Company with or into the Company.

               (c) The Company will at no time close its stock transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of, or in lieu of payments on, the Debentures, in any manner which interferes with the timely conversion of such Debentures.

               (d) As used in this Debenture, the term "Common Stock" shall mean the Company's authorized common stock, no par value. The Company shall not, without the prior written consent of the Registered Holder of this Debenture, issue any shares of its capital stock, other than as permitted by Section 4(i) of the Securities Purchase Agreement or Preferred Stock in exchange for Debentures as provided hereunder. The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of the directors of the Company.

               (e) The Company will not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or pursuant to the Securities Purchase Agreement by the Company, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and the Securities Purchase Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Registered Holders of the Debentures against impairment.

               (f) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other

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         than  a  cash  dividend)  or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Registered Holder of the Debentures, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

8. TAXES. The issuance of certificates representing shares of Common Stock upon the conversion of this Debenture shall be made without charge to the converting Registered Holder of the Debenture for any tax with respect to such issue.

9. NO RIGHTS AS SHAREHOLDER. The Registered Holder of this Debenture shall not, by reason of the ownership of this Debenture, have any rights whatsoever as a shareholder of the Company, or any other rights, whatsoever, except as stated in this Debenture and in the Securities Purchase Agreement.

10. LIMITATION ON CERTAIN CORPORATE ACTS. The Company hereby covenants and agrees that upon any consolidation or merger or upon the transfer of all or substantially all of the property or assets of the Company, the due and punctual payment of the principal and interest on all the Debentures according to their tenor and the due and punctual performance and observance of all the terms, covenants and conditions of the Debentures and the Securities Purchase Agreement to be kept and performed by the Company shall be expressly assumed by the corporation formed by such consolidation, or into which the Company shall have merged or by the purchaser of such property or assets; and such assumption shall be an express condition of such merger or consolidation agreement or agreement for the transfer of property or assets.

11. EVENTS OF DEFAULT. In case one or more of the following events of default shall have occurred:

               (a) default in the due and punctual payment of interest upon or principal of any of the Debentures as and when the same becomes due and payable either at maturity or otherwise; or

               (b) failure to deliver the shares of Common Stock required to be delivered upon conversion of Debentures in the manner and at the time required by Section 5 of the Securities Purchase Agreement; or

               (c) failure of the Company to have authorized the number of shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants.

               (d) failure on the part of the Company to duly observe or perform any of its other covenants or agreements contained in the Debentures or in Section 4(j) of the Securities Purchase Agreement, or to cure any material breach in a material representation or covenant contained in the Securities Purchase Agreement or the Registration
         Rights Agreement for a period  of thirty (30) days  after  the  date on

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         which written notice of such  failure or breach  requiring  the same to be remedied has been given by a Registered Holder to the Company; or

               (e) a decree or order by a court having jurisdiction has been entered adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of sixty (60) days;

               (f)  the  Company  institutes  proceedings  to be  adjudicated  a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

         then, and in each and every such case, so long as such event of default has not been remedied and unless the principal of all the Debentures has already become due and payable, the holders of not less than fifty-one percent (51%) in principal amount of the Debentures then outstanding, by notice in writing to the Company, may declare the principal of all the Debentures then outstanding and the interest accrued thereof, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

12. TRANSFERABILITY. This Debenture is transferable, in whole or in part, only in accordance with the terms of Section 5 of the Securities Purchase Agreement. The Registered Holder may submit a written request, in person or by his duly authorized attorney, for a transfer of the Debenture on the register of the Company maintained at its principal offices. The Company may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof, for the purpose of receiving payment of the principal thereof and interest hereon, whether or not the same shall be overdue, and for all other purposes whatsoever, including but without limitation, the giving of any written notices required hereunder, and the Company shall not be affected by any notice to the contrary.

13. ACCEPTANCE OF HOLDER. This Debenture is subject to all of the covenants, obligations, conditions, rights, limitations and other provisions stated herein, to all of which the holder and each successive holder hereof by acceptance of any Debenture assents.

14. AMENDMENTS AND MODIFICATION. Changes in or additions to this Debenture may be made, and compliance with any covenant or condition herein set forth may be omitted only if the Company shall obtain the written consent from the Registered Holder of this Debenture.

15. NON-WAIVER. Neither any failure nor any delay on the part of the Registered Holder of this Debenture in exercising any right, power, or privilege hereunder shall operate as a waiver of any rights of any holder hereof, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power of privilege accorded to any Registered Holder hereof.

16. ATTORNEY'S FEES. If this Debenture shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, or if this Debenture shall not be converted into shares of Common Stock on the Conversion Date, subject to the provisions of Section 5 hereof, and an action is brought by the Registered Holder with respect thereto, the Company shall pay attorney's fees to the Registered Holder hereof, together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

17. SPECIFIC PERFORMANCE. The Company expressly agrees that each Registered Holder may not have adequate remedies at law if the Company does not perform its obligations under this Debenture. Upon a breach of the terms or covenants of this Debenture by the Company, the Registered Holder shall, each in addition to all other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the Company's obligations hereunder.

18. GOVERNING LAW. This Debenture shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of law. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding shall be conclusive and binding, and may be enforced in any federal or state court in the United States by suit on the judgment or in any other manner provided by law. Nothing contained in this Debenture shall affect or limit the right of the Registered Holder to serve any process or notice or motion or other application in any other manner permitted by law, or limit or affect the right of the Registered Holder to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company hereby consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

19. HEADINGS. The headings contained in this Debenture are for reference purposes only and shall not affect the meaning of interpretation of this Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of the date first written above.

                                      EASTBROKERS INTERNATIONAL INCORPORATED

                                      /s/ Martin A Sumichrast
Attest:                               _________________________________________
                                      Name: Martin A Sumichrast
                                      Title: President and Chief Executive
                                             Officer


By:___________________________________
   Name:
   Title:

                              NOTICE OF CONVERSION

The conversion form appearing below should only be executed by the Registered Holder desiring to convert all or part of the principal amount of the Debenture attached hereto.


                                 CONVERSION FORM



                                         Date:_________________________________



TO:      EASTBROKERS INTERNATIONAL INCORPORATED
         15245 Shady grove Road, Suite 340
         Rockville, MD  20850

         The undersigned hereby exercises the conversion privilege upon the terms and conditions set forth in the attached Debenture, to the extent of the maximum number of shares of Common Stock issuable pursuant to the terms of Sections 4 and 5 of the Debenture, and accordingly, authorizes the Company to apply $__________ principal amount of the attached Debenture to payment in full for such shares of Common Stock. Please register such shares and make delivery thereof as follows:

         Registered in the Name of (Giving First or Middle Name in Full)


         Name______________________________________
                        (Please Print)

         Address___________________________________




                              DELIVERY INSTRUCTIONS

         To be completed ONLY if Certificates are to be mailed to persons other than the Registered Holder.


         Name______________________________________
                       (Please Print)

         Address___________________________________


         Signature_________________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ___________________ ____________________________________ the within
Debenture and all rights thereunder, hereby irrevocably authorizing the Company to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:_________________


                                  Signature: __________________________________


                                  Print Name:__________________________________